CALCULATION OF REGISTRATION FEE

	Maximum Aggregate	Amount of Registration
Title of Each Class of Securities Offered	Offering Price	Fee
Buffered Securities due 2017	$6,025,000	$700.11

Morgan Stanley	May 2015 Pricing Supplement No. 296 Registration Statement No. 333-200365 Dated May 6, 2015 Filed pursuant to Rule 424(b)(2)
STRUCTURED INVESTMENTS
Opportunities in International Equities

Buffered Securities Based on a Weighted Basket Consisting of Two Indices and an Exchange-Traded Fund due May 11, 2017
Principal at Risk Securities
The Buffered Securities are unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee the return of any of the stated principal amount and have the terms described in the accompanying prospectus supplement, index supplement and prospectus, as supplemented or modified by this document.  At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus upside performance of the basket, subject to the maximum payment at maturity.  If the basket has depreciated in value, but the basket has not declined by more than the specified buffer amount, the Buffered Securities will redeem for par.  However, if the basket has declined by more than the buffer amount, investors will lose 1.1111% for every 1% decline beyond the specified buffer amount.  There is no minimum payment at maturity, and you could lose your entire investment in the Buffered Securities.  The Buffered Securities are for investors who seek an equity-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the buffer feature that applies to a limited range of performance of the basket.  The Buffered Securities are notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.

All payments are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations, you could lose some of your investment.  These Buffered Securities are not secured obligations, and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley
Maturity date:	May 11, 2017
Original issue price:	$1,000 per Buffered Security
Stated principal amount:	$1,000 per Buffered Security
Pricing date:	May 6, 2015
Original issue date:	May 11, 2015 (3 business days after the pricing date)
Aggregate principal amount:	$6,025,000
Interest:	None
Basket:	Basket component	Bloomberg ticker symbol	Basket component weighting	Initial basket component value	Multiplier
	EURO STOXX 50® Index (the “SX5E Index”)	SX5E	70%	3,558.03	0.019673808
	Nikkei 225 Index (the “NKY Index”)	NKY	20%	19,531.63	0.001023980
	Shares of the WisdomTree India Earnings Fund (the “EPI Shares”)	EPI UP	10%	$21.21	0.471475719
	We refer to the SX5E Index and the NKY Index, collectively, as the underlying indices, and the EPI Shares as the underlying shares, and, together with the underlying indices, as the basket components.
Payment at maturity (per Buffered Security):	▪	If the final basket value is greater than the initial basket value: $1,000 + the upside payment In no event will the payment at maturity exceed the maximum payment at maturity.
	▪	If the final basket value is less than or equal to the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 10%: $1,000
▪
If the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 10%:
$1,000 + [$1,000 x (basket return + buffer amount) x downside factor]
Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 and could be zero.

Upside payment:	$1,000 × basket return. In no event will the upside payment exceed $500 per Buffered Security.
Maximum payment at maturity:	$1,500 per Buffered Security (150% of the stated principal amount)
Minimum payment at maturity:	None
Basket return:	(final basket value – initial basket value) / initial basket value
Downside factor:	1.1111
Buffer amount:	10%
Initial basket value:
100, which is equal to the sum of the products of the initial basket component values of each of the basket components, as set forth under “Basket—Initial basket component value” above, and the applicable multiplier for each of the basket components, each of which was determined on the pricing date.

Final basket value:	The basket closing value on the valuation date.
Valuation date:	May 8, 2017, subject to postponement for non-index business days or non-trading days, as applicable, and certain market disruption events.
Basket closing value:
The basket closing value on any day is the sum of the products of the basket component closing values of each of the basket components and the applicable multiplier for each of the basket components on such date.

Basket component closing value:
In the case of each underlying index, the index closing value as published by the index publisher.  In the case of the underlying shares, the closing price of one underlying share times the adjustment factor.

Multiplier:
The multipliers were set on the pricing date based on each basket component’s respective initial basket component value so that each basket component represents its applicable basket component weighting in the predetermined initial basket value.  Each multiplier will remain constant for the term of the Buffered Securities.  See “Basket—Multiplier” above.

Adjustment factor:	1.0, subject to adjustment for certain events affecting the underlying shares.
Listing:	The Buffered Securities will not be listed on any securities exchange.
CUSIP / ISIN:	61761JZC6 / US61761JZC60
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly-owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$980.40 per Buffered Security. See “Investment Overview” on page 2.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to issuer(2)
Per Buffered Security	$1,000	$2.50	$997.50
Total	$6,025,000	$15,062.50	$6,009,937.50

(1)
Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $2.50 for each Buffered Security they sell.   See “Supplemental information regarding plan of distribution; conflicts of interest.”

(2)	See “Use of proceeds and hedging” on page 27.

The Buffered Securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 6.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement, index supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The Buffered Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below.  Please also see “Additional Information About the Buffered Securities” at the end of this document.

Prospectus Supplement dated November 19, 2014   Index Supplement dated November 19, 2014   Prospectus dated November 19, 2014

Morgan Stanley

Buffered Securities Based on a Weighted Basket Consisting of Two Indices and an Exchange-Traded Fund due May 11, 2017
Principal at Risk Securities

Investment Summary

Buffered Securities

The Buffered Securities Based on a Weighted Basket Consisting of Two Indices and an Exchange-Traded Fund due May 11, 2017 (the “Buffered Securities”) can be used:

▪	As an investment that offers upside exposure to any potential positive performance of the basket, subject to the maximum payment at maturity

▪	To achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity

▪	To obtain a buffer against a specified level of negative performance in the basket

Maturity:	2 years

Buffer amount:	10%. Investors will lose 1.1111% for every 1% decline beyond the 10% buffer amount.

Maximum payment at maturity:	$1,500 per Buffered Security (150% of the stated principal amount)

Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Buffered Securities.

Basket weightings:	70% for the SX5E Index, 20% for the NKY Index and 10% for the EPI Shares

Interest:	None

The original issue price of each Buffered Security is $1,000.  This price includes costs associated with issuing, selling, structuring and hedging the Buffered Securities, which are borne by you, and, consequently, the estimated value of the Buffered Securities on the pricing date is less than $1,000.  We estimate that the value of each Buffered Security on the pricing date is $980.40.

What goes into the estimated value on the pricing date?

In valuing the Buffered Securities on the pricing date, we take into account that the Buffered Securities comprise both a debt component and a performance-based component linked to the basket components.  The estimated value of the Buffered Securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices and shares, instruments based on the underlying indices and shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Buffered Securities?

In determining the economic terms of the Buffered Securities, including the maximum payment at maturity, the buffer amount and the downside factor, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us.  If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Buffered Securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Buffered Securities?

The price at which MS & Co. purchases the Buffered Securities in the secondary market, absent changes in market conditions, including those related to the basket components, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors.  However, because the costs associated with issuing, selling, structuring and hedging the Buffered Securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered Securities in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value.  We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Buffered Securities, and, if it once chooses to make a market, may cease doing so at any time.

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Morgan Stanley

Buffered Securities Based on a Weighted Basket Consisting of Two Indices and an Exchange-Traded Fund due May 11, 2017
Principal at Risk Securities

Key Investment Rationale

The Buffered Securities offer upside exposure to any positive performance of the basket, subject to the maximum payment at maturity, while providing limited protection against negative performance of the basket.  Once the basket has decreased in value by more than the specified buffer amount, investors are exposed to the negative performance of the basket on an accelerated basis.  At maturity, if the basket has appreciated, investors will receive the stated principal amount of their investment plus upside performance of the underlying basket, subject to the maximum payment at maturity.  At maturity, if the basket has depreciated and (i) if the closing value of the basket has not declined by more than the specified buffer amount, the Buffered Securities will redeem for par, or (ii) if the closing value of the basket has declined by more than the buffer amount, the investor will lose 1.1111% for every 1% decline beyond the specified buffer amount.  There is no minimum payment at maturity, and you could lose your entire investment in the Buffered Securities.

Upside Scenario	The basket increases in value, and, at maturity, the Buffered Securities redeem for the stated principal amount of $1,000 plus 100% of the basket return, subject to the maximum payment at maturity.
Par Scenario	The basket declines in value by no more than 10%, and, at maturity, the Buffered Securities redeem for the stated principal amount of $1,000.
Downside Scenario
The basket declines in value by more than 10%, and, at maturity, the Buffered Securities redeem for less than the stated principal amount by an amount that is proportionate to the percentage decrease of the final basket value from the initial basket value beyond the buffer amount of 10% times the downside factor of 1.1111.  (Example: if the basket decreases in value by 50%, the Buffered Securities will redeem for $555.56 or approximately 55.56% of the stated principal amount.)  There is no minimum payment at maturity, and you could lose your entire investment in the Buffered Securities.

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Morgan Stanley

Buffered Securities Based on a Weighted Basket Consisting of Two Indices and an Exchange-Traded Fund due May 11, 2017
Principal at Risk Securities

How the Buffered Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Buffered Securities based on the following terms:

Stated principal amount:	$1,000 per Buffered Security
Buffer amount:	10%
Downside factor:	1.1111
Maximum payment at maturity:	$1,500 per Buffered Security (150% of the stated principal amount)
Minimum Payment at maturity:	None

Buffered Securities Payoff Diagram

How it works

▪
Upside Scenario. If the final basket value is greater than the initial basket value, investors will receive the $1,000 stated principal amount plus 100% of the appreciation of the basket over the term of the Buffered Securities, subject to the maximum payment at maturity.  Under the terms of the Buffered Securities, an investor will realize the maximum payment at maturity of $1,500 per Buffered Security (150% of the stated principal amount) at a final basket value of 150 (150% of the initial basket value).

▪
For example, if the basket value appreciates 30%, investors will receive $1,300 per Buffered Security at maturity, or 130% of the stated principal amount.  If the basket value appreciates 60%, investors will receive only $1,500 per Buffered Security at maturity, or 150% of the stated principal amount, due to the maximum payment at maturity.

▪
Par Scenario.  If the final basket value is less than or equal to the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 10%, investors will receive the stated principal amount of $1,000 per Buffered Security.

▪
Downside Scenario.  If the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 10%, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the final basket value from the

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Morgan Stanley

Buffered Securities Based on a Weighted Basket Consisting of Two Indices and an Exchange-Traded Fund due May 11, 2017
Principal at Risk Securities

initial basket value beyond the buffer amount times the downside factor of 1.1111. There is no minimum payment at maturity, and you could lose your entire investment in the Buffered Securities.

▪
For example, if the basket depreciates 60%, investors will lose approximately 55.56% of their principal and receive only $444.44 per Buffered Security at maturity, or approximately 44.44% of the stated principal amount.

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Morgan Stanley

Buffered Securities Based on a Weighted Basket Consisting of Two Indices and an Exchange-Traded Fund due May 11, 2017
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Buffered Securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus.  You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered Securities.

▪
The Buffered Securities do not pay interest and do not guarantee the return of any of your principal.  The terms of the Buffered Securities differ from those of ordinary debt securities in that the Buffered Securities do not pay interest and do not guarantee the return of any principal at maturity.  If the final basket value is less than 90% of the initial basket value, you will receive for each Buffered Security that you hold a payment at maturity that is less than the stated principal amount of each Buffered Security by an amount proportionate to the percentage decrease beyond the buffer amount of 10% times the downside factor of 1.1111.  There is no minimum payment at maturity, and you could lose your entire investment in the Buffered Securities.

▪
The appreciation potential of the Buffered Securities is limited by the maximum payment at maturity.  The appreciation potential of the Buffered Securities is limited by the maximum payment at maturity of $1,500 per Buffered Security (150% of the stated principal amount).  Although the Buffered Securities provide 100% exposure to any increase in the final basket value over the initial basket value, because the payment at maturity will be limited to 150% of the stated principal amount for the Buffered Securities, any increase in the final basket value over the initial basket value by more than 50% of the initial basket value will not further increase the return on the Buffered Securities.

▪
The market price will be influenced by many unpredictable factors.  Several factors, many of which are beyond our control, will influence the value of the Buffered Securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Buffered Securities in the secondary market, including: the value, volatility and dividend yield of the basket components, interest and yield rates in the market, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads.  You may receive less, and possibly significantly less, than the stated principal amount per Buffered Security if you try to sell your Buffered Securities prior to maturity.

▪
The Buffered Securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the Buffered Securities.  You are dependent on Morgan Stanley’s ability to pay all amounts due on the Buffered Securities at maturity and therefore you are subject to the credit risk of Morgan Stanley.  The Buffered Securities are not guaranteed by any other entity.  If Morgan Stanley defaults on its obligations under the Buffered Securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the Buffered Securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the Buffered Securities.

▪
Changes in the value of one or more of the basket components may offset each other.  Value movements in the basket components may not correlate with each other.  At a time when the value of one basket component increases in value, the value of the other basket components may not increase as much, or may decline in value.  Therefore, in calculating the basket components’ performance on the valuation date, an increase in the value of one basket component may be moderated, or wholly offset, by lesser increases or declines in the value of other basket components.

▪
The basket components are not equally weighted.  The Buffered Securities are linked to a basket of three basket components, and the basket components have different weights in determining the value of the basket.  The same percentage change in two of the basket components could therefore have different effects on the basket closing value because of the unequal weighting.  For example, if the weighting of one basket component is greater than the weighting of another basket component, a 5% decrease in the value of the basket component with the greater weighting will have a greater impact on the basket closing value than a 5% increase in the value of the basket component with the lesser weighting.

▪
Adjustments to the underlying indices could adversely affect the value of the Buffered Securities.  The publisher of each underlying index can add, delete or substitute the stocks underlying such index, and can make other methodological changes that could change the value of such underlying index.  Any of these actions could adversely affect the value of the Buffered Securities.  In addition, an index publisher may discontinue or suspend calculation or publication of the relevant underlying index at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index for such index that is comparable to the discontinued index and is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co.

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Morgan Stanley

Buffered Securities Based on a Weighted Basket Consisting of Two Indices and an Exchange-Traded Fund due May 11, 2017
Principal at Risk Securities

determines that there is no appropriate successor index for such index, the payment at maturity on the Buffered Securities will be an amount based on the closing prices on the valuation date of the securities constituting such underlying index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating such underlying index last in effect prior to discontinuance of such index.

▪
There are risks associated with investments in securities, such as the Buffered Securities, linked to the value of foreign (and especially emerging markets) equity securities.  The EURO STOXX 50® Index and the Nikkei 225 Index are linked to the value of foreign equity securities, and the shares of the WisdomTree India Earnings Fund track the performance of the WisdomTree India Earnings Index, which is linked solely to the value of emerging markets equity securities.  Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.  The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

In addition, the stocks included in the WisdomTree India Earnings Index and that are generally tracked by the EPI Shares have been issued by companies incorporated in India, which pose further risks in addition to the risks associated with investing in foreign equity markets generally.  Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries.  The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates.

▪
The price of the EPI Shares is subject to currency exchange risk. Because the price of the EPI Shares is related to the U.S. dollar value of stocks underlying the WisdomTree India Earnings Index, holders of the Buffered Securities will be exposed to the currency exchange rate risk with respect to the Indian rupee.  Movements in the Indian rupee/U.S. dollar exchange rate are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as the relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to India and the United States.  Further, currencies of emerging economies, such as the Indian economy, are often subject to more frequent and larger central bank interventions than the currencies of developed countries and are also more likely to be affected by drastic changes in monetary or exchange rate policies of the relevant country.  An investor’s net exposure will depend on the extent to which the Indian rupee strengthens or weakens against the U.S. dollar.  If, taking into account such weighting, the U.S. dollar strengthens against the Indian rupee, the price of the EPI Shares will be adversely affected and the payment at maturity on the Buffered Securities may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in India and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of India, the United States and other countries important to international trade and finance.

▪
Adjustments to the underlying shares or to the share underlying index could adversely affect the value of the Buffered Securities.  The investment adviser to the EPI Shares, WisdomTree Asset Management, Inc. (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the WisdomTree India Earnings Index.  Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the underlying shares.  Any of these actions could adversely affect the price of the underlying shares and, consequently, the value of the Buffered Securities.  Standard & Poor’s (“S&P”) is responsible for calculating and maintaining the share underlying index.  S&P may add, delete or substitute the

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Morgan Stanley

Buffered Securities Based on a Weighted Basket Consisting of Two Indices and an Exchange-Traded Fund due May 11, 2017
Principal at Risk Securities

stocks constituting the share underlying index or make other methodological changes that could change the value of the share underlying index . S&P may discontinue or suspend calculation or publication of the share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Because the underlying shares are designed to track the performance of the share underlying index, any of these actions could adversely affect the price of the underlying shares, and, consequently, the value of the Buffered Securities.

▪
The underlying shares and the share underlying index are different.  The performance of the underlying shares may not exactly replicate the performance of the share underlying index because the underlying shares will reflect transaction costs and fees that are not included in the calculation of the share underlying index .  It is also possible that the underlying shares may not fully replicate or may in certain circumstances diverge significantly from the performance of the share underlying index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments holdings, differences in trading hours between the underlying shares and the share underlying index or due to other circumstances.  Under normal circumstances, at least 95% of the WisdomTree India Earnings Fund’s total assets (exclusive of collateral held from securities lending) will be invested in the stocks composing the share underlying index and investments that have economic characteristics that are substantially identical to the economic characteristics of such stocks.  The WisdomTree India Earnings Fund generally uses a representative sampling strategy to achieve its investment objective, meaning it generally will invest in a sample of the stocks in the share underlying index whose risk, return or other characteristics closely resemble the risk, return and other characteristics of the share underlying index as a whole.  The WisdomTree India Earnings Fund also may invest its assets in cash and cash equivalents, as well as in shares of other investment companies, forward contracts, futures contracts, options on futures contracts, options and swaps.  For further information regarding the WisdomTree India Earnings Fund, see “Basket Overview – WisdomTree India Earnings Fund” below.

▪
The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares.  MS & Co., as calculation agent, will adjust the amount payable at maturity for certain events affecting the underlying shares.  However, the calculation agent will not make an adjustment for every event that can affect the underlying shares.  If an event occurs that does not require the calculation agent to adjust the amount payable at maturity, the market price of the Buffered Securities may be materially and adversely affected.  The determination by the calculation agent to adjust, or not to adjust, the adjustment factor may materially and adversely affect the market price of the Buffered Securities.

▪
Investing in the Buffered Securities is not equivalent to investing in the basket components.  Investing in the Buffered Securities is not equivalent to investing directly in the basket components or any of the component stocks of the EURO STOXX 50® Index, the Nikkei 225 Index or the WisdomTree India Earnings Index.  Investors in the Buffered Securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or any of the component stocks of the EURO STOXX 50® Index, the Nikkei 225 Index or the WisdomTree India Earnings Index.

▪
The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us.  Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Buffered Securities in the original issue price reduce the economic terms of the Buffered Securities, cause the estimated value of the Buffered Securities to be less than the original issue price and will adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Buffered Securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Buffered Securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Buffered Securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Buffered Securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered Securities in the secondary market, absent changes in market conditions, including those related to the

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Morgan Stanley

Buffered Securities Based on a Weighted Basket Consisting of Two Indices and an Exchange-Traded Fund due May 11, 2017
Principal at Risk Securities

basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪
The estimated value of the Buffered Securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect.  As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Buffered Securities than those generated by others, including other dealers in the market, if they attempted to value the Buffered Securities.  In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Buffered Securities in the secondary market (if any exists) at any time. The value of your Buffered Securities at any time after the date of this pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions.  See also “The market price will be influenced by many unpredictable factors” above.

▪
The Buffered Securities will not be listed on any securities exchange and secondary trading may be limited.  The Buffered Securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the Buffered Securities.  MS & Co. may, but is not obligated to, make a market in the Buffered Securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered Securities easily.  Because we do not expect that other broker dealers will participate significantly in the secondary market for the Buffered Securities, the price at which you may be able to trade your Buffered Securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were not to make a market in the Buffered Securities, it is likely that there would be no secondary market for the Buffered Securities.  Accordingly, you should be willing to hold your Buffered Securities to maturity.

▪
The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the Buffered Securities.  As calculation agent, MS & Co. has determined the initial basket component values and the multipliers, will determine the final basket value and any adjustment to the adjustment factor and will calculate the basket return and the amount of cash you will receive at maturity, if any.  Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the basket component closing value in the event of a discontinuance of the relevant basket component.  These potentially subjective determinations may adversely affect the payout to you at maturity, if any.  For further information regarding these types of determinations, see “Additional Terms of the Buffered Securities – Postponement of the Valuation Date," "– Postponement of the Maturity Date,” “– Discontinuance of either of the underlying indices; aleration of method of calculation,” “– Discontinuance of the EPI Shares and/or the share underlying Index; alteration of method of calculation,” “–Calculation Agent” and related definitions below.  In addition, MS & Co. has determined the estimated value of the Buffered Securities on the pricing date.

▪
Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the Buffered Securities.  One or more of our subsidiaries and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the Buffered Securities (and possibly to other instruments linked to the basket components or component stocks of the EURO STOXX 50® Index, the Nikkei 225 Index or the WisdomTree India Earnings Index), including trading in the underlying shares or the stocks that constitute the EURO STOXX 50® Index, the Nikkei 225 Index or the WisdomTree India Earnings Index as well as in other instruments related to the basket components.  Some of our subsidiaries also trade the underlying shares or the stocks that constitute the EURO STOXX 50® Index, the Nikkei 225 Index or the WisdomTree India Earnings Index and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could have increased the initial basket component values of the basket components, and, therefore, could have increased the values at or above which the basket components must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered Securities.  Additionally, such hedging or trading activities during the term of the Buffered Securities, including on the valuation date, could adversely affect the values of the basket components on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any.

▪
The U.S. federal income tax consequences of an investment in the Buffered Securities are uncertain.  Please note that the discussions in this pricing supplement concerning the U.S. federal income tax consequences of an investment in the Buffered Securities supersede the discussions contained in the accompanying prospectus supplement.

Subject to the discussion under “United States Federal Taxation” in this pricing supplement, although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered Securities due to the lack of

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governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP (“our counsel”), under current law, and based on current market conditions, each Buffered Security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.  If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the Buffered Securities, the timing and character of income on the Buffered Securities might differ significantly.  For example, under one possible treatment, the IRS could seek to recharacterize the Buffered Securities as debt instruments.  In that event, U.S. Holders would be required to accrue into income original issue discount on the Buffered Securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered Securities as ordinary income.  The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Buffered Securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.  We do not plan to request a ruling from the IRS regarding the tax treatment of the Buffered Securities, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.  Please read carefully the discussion under “United States Federal Taxation” in this pricing supplement concerning the U.S. federal income tax consequences of an investment in the Buffered Securities.

Moreover, because the Buffered Securities are linked to shares of an exchange-traded fund, although the matter is not clear, there is a substantial risk that an investment in the Buffered Securities will be treated as a “constructive ownership transaction.”  If this treatment applies, all or a portion of any long-term capital gain of a U.S. Holder in respect of the Buffered Securities could be recharacterized as ordinary income (in which case an interest charge would be imposed).

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered Securities, possibly with retroactive effect.

Both U.S. and Non-U.S. Holders should read carefully the discussion under “United States Federal Taxation” in this pricing supplement and consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the Buffered Securities as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Basket Overview

The basket consists of the EURO STOXX 50® Index (“SX5E Index”), the Nikkei 225 Index (“NKY Index”) and shares of the WisdomTree India Earnings Fund (“EPI Shares”) and offers exposure to price movements in the international equity markets.

EURO STOXX 50® Index. The EURO STOXX 50® Index was created by STOXX® Limited, which is owned by Deutsche Börse AG and SIX Group AG.  Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial index value of 1,000 at December 31, 1991.  The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the STOXX 600 Supersector Indices, which includes stocks selected from the Eurozone.  The component stocks have a high degree of liquidity and represent the largest companies across all market sectors.  For additional information about the EURO STOXX 50® Index, see the information set forth under “EURO STOXX 50® Index” in the accompanying index supplement.

Nikkei 225 Index. The Nikkei 225 Index is a stock index calculated, published and disseminated by Nikkei Inc. (formerly known as Nihon Keizai Shimbun, Inc.), which we refer to as Nikkei, that measures the composite price performance of selected Japanese stocks.  The Nikkei 225 Index currently is based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (the “TSE”) representing a broad cross-section of Japanese industries.  Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE.  All 225 Nikkei Underlying Stocks are stocks listed in the First Section of the TSE.  Nikkei rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index.  Nikkei first calculated and published the Nikkei 225 Index in 1970.  The 225 companies included in the Nikkei 225 Index are divided into six sector categories: technology, financials, consumer goods, materials, capital goods/others and transportation and utilities.  For additional information about the Nikkei 225 Index, see the information set forth under “Nikkei 225 Index” in the accompanying index supplement.

WisdomTree India Earnings Fund.  The WisdomTree India Earnings Fund, or the “Fund,” is an exchange-traded fund that seeks investment results that correspond closely to the price and yield performance, before fees and expenses, of the WisdomTree India Earnings Index.  The Fund is managed by WisdomTree Trust (“WTT”), a registered investment company that consists of numerous separate investment portfolios, including the WisdomTree India Earnings Fund.  Mellon Capital Management Corporation serves as sub-adviser to the Fund.  The shares of the Fund trade on the NYSE Arca, Inc. under the ticker symbol “EPI.”  Information provided to or filed with the Commission by WTT pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333−132380 and 811-21864, respectively, through the Commission’s website at. www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

The Fund employs a “passive management” – or indexing – investment approach designed to track the performance of the WisdomTree India Earnings Index.  The Fund generally uses a representative sampling strategy to achieve its investment objective, meaning it generally will invest in a sample of the securities in the WisdomTree India Earnings Index whose risk, return and other characteristics resemble the risk, return and other characteristics of the WisdomTree India Earnings Index as a whole.  Under normal circumstances, at least 95% of the Fund’s total assets (exclusive of collateral held from securities lending) will be invested in the component securities of the WisdomTree India Earnings Index and investments that have economic characteristics that are substantially identical to the economic characteristics of such component securities.  To the extent the WisdomTree India Earnings Index is concentrated (i.e., holds 25% or more of its total assets) in the securities of a particular industry or group of industries, the Fund will concentrate its investments to approximately the same extent as the WisdomTree India Earnings Index.

WisdomTree India Earnings Index.  The WisdomTree India Earnings Index measures the performance of companies incorporated and traded in India that are profitable and that are eligible to be purchased by foreign investors as of the annual index screening date.  The WisdomTree India Earnings Index is calculated to capture price appreciation and total return of its component securities, which assumes dividends are reinvested into the index.  The WisdomTree India Earnings Index consists of companies that: (i) are incorporated in India, (ii) are listed on a major stock exchange in India, (iii) have generated at least $5 million in earnings in their fiscal year prior to the annual index screening date, (iv) have a market capitalization of at least $200 million on the annual index screening date, (v) have an average daily dollar trading volume of at least $200,000 for each of the six months prior to the annual index screening date, (vi) have traded at least 250,000 shares per month for each of the six months prior to the annual index screening date, (vii) have a calculated volume factor (the average daily dollar volume for three months preceding the annual index screening date divided by the weight of the security in the WisdomTree India Earnings Index) that is greater than $200 million and (viii) have a price to earnings ratio (“P/E ratio”) of at least 2 as of the annual index screening date.

Companies are weighted in the WisdomTree India Earnings Index based on reported net income in their fiscal year prior to the annual index screening date.  The reported net income number is then multiplied by a second factor developed by Standard & Poor’s called the “Investability Weighting Factor” (“IWF”).  The IWF is used to scale the earnings generated by each company by restrictions on shares available to be purchased.  The product of the reported net income and IWF is known as the “Earnings Factor.”  Companies are weighted by the proportion of each individual earnings factor relative to the sum of all earnings factors within the WisdomTree India Earnings Index.  The maximum weight of any one sector in the WisdomTree

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India Earnings Index, at the time of the annual index screening date, is capped at 25%.  In response to market conditions, sector weights may fluctuate between 25% between annual index screening dates.

WisdomTree Investments, Inc. (“WisdomTree Investments”), as index provider, currently uses Standard & Poor’s Global Industry Classification Standards (“S&P GICS”) to define companies within a sector.

The inception date of the WisdomTree India Earnings Index was December 3, 2007.  The level of the WisdomTree India Earnings Index is reported by Bloomberg L.P. under the ticker symbol “WTIND.”

This document relates only to the Buffered Securities offered hereby and does not relate to the underlying shares.  We have derived all disclosures contained in this document regarding WTT from the publicly available documents described in the preceding paragraphs under the heading “The WisdomTree India Earnings Fund.”  In connection with the offering of the Buffered Securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to WTT or the underlying shares.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraphs under the heading “The WisdomTree India Earnings Fund”) that would affect the trading price of the underlying shares (and therefore the price of the underlying shares at the time we price the Buffered Securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning WTT or the underlying shares could affect the value received at maturity with respect to the Buffered Securities and therefore the value of the Buffered Securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying shares.

We and/or our affiliates may presently or from time to time engage in business with WTT.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to WTT, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the underlying shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the Buffered Securities under the securities laws.  As a prospective purchaser of the Buffered Securities, you should undertake an independent investigation of WTT as in your judgment is appropriate to make an informed decision with respect to an investment in the underlying shares.

“WisdomTree®” is a registered mark of WisdomTree Investments, Inc. (“WTI”).  The WisdomTree India Earnings Index is the exclusive property of WisdomTree Investments, Inc., which has contracted with Standard & Poor’s (“S&P”) to maintain and calculate the WisdomTree India Earnings Index.  S&P shall have no liability for any errors or omissions in calculating the WisdomTree India Earnings Index.  The Buffered Securities are not sponsored, endorsed, sold, or promoted by WTI.  WTI makes no representations or warranties to the owners of the Buffered Securities or any member of the public regarding the advisability of investing in the Buffered Securities.  WTI has no obligation or liability in connection with the operation, marketing, trading or sale of the Buffered Securities.

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Information as of market close on May 6, 2015:

Basket Component Information as of May 6, 2015
	Bloomberg Ticker Symbol	Current Basket Component Level	52 Weeks Ago	52 Week High	52 Week Low
SX5E Index	SX5E	3,558.03	3,149.79	(on 4/13/2015): 3,828.78	(on 10/16/2014): 2,874.65
NKY Index	NKY	19,531.63	14,457.51	(on 4/23/2015): 20,187.65	(on 5/19/2014): 14,006.44
EPI Shares	EPI UP	$21.21	$19.26	(on 3/2/2015): $24.33	(on 5/8/2014): $19.05

The following graph is calculated based on an initial basket value of 100 on January 1, 2010 (assuming that each basket component is weighted as described in “Basket” on the cover page) and illustrates the effect of the offset and/or correlation among the basket components during such period.  The graph does not take into account the terms of the Buffered Securities, nor does it attempt to show your expected return on an investment in the Buffered Securities.  The historical performance of the basket should not be taken as an indication of its future performance.

Basket Historical Performance January 1, 2010 to May 6, 2015

The following graphs set forth the daily closing prices of each of the basket components for the period from January 1, 2010 through May 6, 2015.  The related tables set forth the published high and low closing values and closing prices, as applicable, as well as end-of-quarter closing values and closing prices, for each of the basket components for each quarter in the same period.  The closing values and closing prices, as applicable, for each of the basket components on May 6, 2015 were: (i) in the case of the SX5E Index, 3,558.03, (ii) in the case of the NKY Index, 19,531.63 and (iii) in the case of the EPI Shares, $21.21.  We obtained the information in the tables and graphs below from Bloomberg Financial Markets, without independent verification.  The historical values of the basket components should not be taken as an indication of their future performance, and no assurance can be given as to the basket closing value on the valuation date.

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EURO STOXX 50® Index Daily Index Closing Values January 1, 2010 to May 6, 2015

EURO STOXX 50® Index	High	Low	Period End
2010
First Quarter	3,017.85	2,631.64	2,931.16
Second Quarter	3,012.65	2,488.50	2,573.32
Third Quarter	2,827.27	2,507.83	2,747.90
Fourth Quarter	2,890.64	2,650.99	2,792.82
2011
First Quarter	3,068.00	2,721.24	2,910.91
Second Quarter	3,011.25	2,715.88	2,848.53
Third Quarter	2,875.67	1,995.01	2,179.66
Fourth Quarter	2,476.92	2,090.25	2,316.55
2012
First Quarter	2,608.42	2,286.45	2,477.28
Second Quarter	2,501.18	2,068.66	2,264.72
Third Quarter	2,594.56	2,151.54	2,454.26
Fourth Quarter	2,659.95	2,427.32	2,635.93
2013
First Quarter	2,749.27	2,570.52	2,624.02
Second Quarter	2,835.87	2,511.83	2,602.59
Third Quarter	2,936.20	2,570.76	2,893.15
Fourth Quarter	3,111.37	2,902.12	3,109.00
2014
First Quarter	3,172.43	2,962.49	3,161.60
Second Quarter	3,314.80	3,091.52	3,228.24
Third Quarter	3,289.75	3,006.83	3,225.93
Fourth Quarter	3,277.38	2,874.65	3,146.43
2015
First Quarter	3,731.35	3,007.91	3,697.38
Second Quarter (through May 6, 2015)	3,828.78	3,546.56	3,558.03

“EURO STOXX®” and “STOXX®” are registered trademarks of STOXX Limited and have been licensed for use for certain purposes by Morgan Stanley.  For more information, see “EURO STOXX 50® Index” in the accompanying index supplement.

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Nikkei 225 Index Daily Index Closing Values January 1, 2010 to May 6, 2015

Nikkei 225 Index	High	Low	Period End
2010
First Quarter	11,097.14	9,932.90	11,089.94
Second Quarter	11,339.30	9,382.64	9,382.64
Third Quarter	9,795.24	8,824.06	9,369.35
Fourth Quarter	10,370.53	9,154.72	10,228.92
2011
First Quarter	10,857.53	8,605.15	9,755.10
Second Quarter	10,004.20	9,351.40	9,816.09
Third Quarter	10,137.73	8,374.13	8,700.29
Fourth Quarter	9,050.47	8,160.01	8,455.35
2012
First Quarter	10,255.15	8,378.36	10,083.56
Second Quarter	10,109.87	8,295.63	9,006.78
Third Quarter	9,232.21	8,365.90	8,870.16
Fourth Quarter	10,395.18	8,534.12	10,395.18
2013
First Quarter	12,635.69	10,395.18	12,397.91
Second Quarter	15,627.26	12,003.43	13,677.32
Third Quarter	14,808.50	13,338.46	14,455.80
Fourth Quarter	16,291.31	13,853.32	16,291.31
2014
First Quarter	16,291.31	14,008.47	14,827.83
Second Quarter	15,376.24	13,910.16	15,162.10
Third Quarter	16,374.14	14,778.37	16,173.52
Fourth Quarter	17,935.64	14,532.51	17,450.77
2015
First Quarter	19,754.36	16,795.96	19,206.99
Second Quarter (through May 6, 2015)	20,187.65	19,034.84	19,531.63

As of the original issue date, we will have received the consent of Nikkei Digital Media, Inc. to use and refer to the Nikkei 225 Index in connection with the Buffered Securities.  Nikkei, the publisher of the Nikkei 225 Index, has the copyright to the Nikkei 225 Index.  All rights to the Nikkei 225 Index are owned by Nikkei.  Nikkei has the right to change the contents of the Nikkei 225 Index and to cease compilation and publication of the Nikkei 225 Index.  In addition, Nikkei has no relationship to us or the Buffered Securities; it does not sponsor, endorse, authorize, sell or promote the Buffered Securities, and has no obligation or liability in connection with the administration, marketing or trading of the Buffered Securities or with the calculation of the return

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on your investment.  For more information, see “Nikkei 225 Index—License Agreement between Nikkei Digital Media, Inc. and Morgan Stanley” in the accompanying index supplement.

Shares of the WisdomTree India Earnings Fund Daily Closing Prices January 1, 2010 to May 6, 2015

WisdomTree India Earnings Fund	High ($)	Low ($)	Period End ($)
2010
First Quarter	23.44	20.23	23.33
Second Quarter	24.29	20.45	22.75
Third Quarter	26.57	22.68	26.37
Fourth Quarter	28.71	24.60	26.39
2011
First Quarter	26.68	21.94	24.79
Second Quarter	25.51	22.25	23.96
Third Quarter	24.38	18.15	18.15
Fourth Quarter	20.58	15.49	15.60
2012
First Quarter	21.56	15.60	19.28
Second Quarter	19.56	15.62	17.23
Third Quarter	18.94	16.36	18.94
Fourth Quarter	19.84	17.72	19.37
2013
First Quarter	20.50	17.75	17.97
Second Quarter	19.18	15.48	16.16
Third Quarter	16.83	13.32	15.32
Fourth Quarter	17.64	15.54	17.44
2014
First Quarter	18.96	15.74	18.96
Second Quarter	23.45	18.92	22.47
Third Quarter	23.54	21.66	21.91
Fourth Quarter	23.55	20.78	22.05
2015
First Quarter	24.33	21.40	22.80
Second Quarter (through May 6, 2015)	23.77	21.21	21.21

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Additional Information About the Buffered Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional provisions:
Shares underlying index:	WisdomTree India Earnings Index
Share underlying index publisher	WisdomTree Investments, Inc.
SX5E index publisher:	STOXX Limited
NKY index publisher:	Nikkei Inc.
Book entry security or certificated security:
Book entry.  The Buffered Securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary.  The depositary’s nominee will be the only registered holder of the Buffered Securities.  Your beneficial interest in the Buffered Securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary.  In this pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the Buffered Securities, for distribution to participants in accordance with the depositary’s procedures.  For more information regarding the depositary and book entry notes, please read “The Depositary” in the accompanying prospectus supplement and “Forms of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.

Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Interest:	None
Minimum ticketing size:	$1,000 / 1 Buffered Security
United States Federal Taxation:	Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the Buffered Securities issued under this pricing supplement and is superseded by the following discussion.

The following summary is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the Buffered Securities. This discussion applies only to initial investors in the Buffered Securities who:

•      purchase the Buffered Securities at their “issue price,” which will equal the first price at which a substantial amount of the Buffered Securities is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and
•      hold the Buffered Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•      certain financial institutions;
•      insurance companies;
•      certain dealers and traders in securities or commodities;
•      investors holding the Buffered Securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;
•      U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•      partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•      regulated investment companies;
•      real estate investment trusts;
•      tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively; or
•      persons subject to the alternative minimum tax.

As the law applicable to the U.S. federal income taxation of instruments such as the Buffered Securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any consequences resulting from the Medicare tax on investment income.

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In addition, we will not attempt to ascertain whether any issuer of any shares to which a Buffered Security relates or which are held by any basket component (such shares hereinafter referred to as “Underlying Shares”) is treated as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. If any issuer of Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply to a U.S. Holder upon the sale, exchange or settlement of a Buffered Security. You should refer to information filed with the Securities and Exchange Commission or other governmental authorities by the issuers of the Underlying Shares and consult your tax adviser regarding the possible consequences to you if any issuer is or becomes a PFIC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the Buffered Securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered Securities due to the lack of governing authority, in the opinion of our counsel, under current law, and based on current market conditions, each Buffered Security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the Buffered Securities or instruments that are similar to the Buffered Securities for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the “IRS”) or a court will agree with the tax treatment described herein. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the Buffered Securities (including possible alternative treatments of the Buffered Securities). Unless otherwise stated, the following discussion is based on the treatment of each Buffered Security as an open transaction.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a Buffered Security that is, for U.S. federal income tax purposes:

•      a citizen or individual resident of the United States;
•      a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or
•      an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Buffered Securities

Assuming the characterization of the Buffered Securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Treatment Prior to Settlement. A U.S. Holder should not be required to recognize taxable income over the term of the Buffered Securities prior to settlement, other than pursuant to a sale or exchange as described below.

Tax Basis. A U.S. Holder’s tax basis in the Buffered Securities should equal the amount paid by the U.S. Holder to acquire the Buffered Securities.

Sale, Exchange or Settlement of the Buffered Securities. Upon a sale, exchange or settlement of the Buffered Securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the Buffered Securities sold, exchanged or settled. Subject to the discussion below under “Potential Application of the Constructive Ownership Rule,” any gain or loss recognized upon the sale, exchange or settlement of the Buffered Securities should be long-term capital gain or loss if the U.S. Holder has held the Buffered Securities for more than one year at such time, and short-term capital gain or loss otherwise.

Potential Application of the Constructive Ownership Rule. Because the Buffered Securities are linked to shares of an exchange-traded fund, although the matter is not clear, there is a substantial risk that an investment in the Buffered Securities will be treated as a “constructive ownership transaction.” A “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company (such

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as shares of an exchange-traded fund). If an investment in the Buffered Securities is treated as a “constructive ownership transaction,” all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of a Buffered Security could be recharacterized as ordinary income (the “Recharacterized Gain”). In addition, an interest charge would be imposed on any deemed underpayment of tax for each year that the constructive ownership transaction was outstanding. The amount of the interest charge is determined by treating any Recharacterized Gain as having accrued such that the gain in each successive year is equal to the gain in the prior year increased by the applicable federal rate (determined as of the date of sale, exchange or settlement of the Buffered Securities) during the term of the constructive ownership transaction. The amount of the Recharacterized Gain (if any) that would be treated as ordinary income in respect of a Buffered Security will equal the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of a Buffered Security (which reflects an increase in the value of the basket components over the term of the Buffered Security) over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code).

Because the basket includes indices as well as an exchange-traded fund, the proper application of the “constructive ownership” rule to the Buffered Securities is unclear. Under Section 1260 of the Code, the amount of net underlying long-term capital gain will be treated as zero unless otherwise “established by clear and convincing evidence.” Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the Buffered Securities. U.S. Holders should consult their tax advisers regarding the potential application of the “constructive ownership” rule to the Buffered Securities.

Possible Alternative Tax Treatments of an Investment in the Buffered Securities

Due to the absence of authorities that directly address the proper tax treatment of the Buffered Securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. The IRS could, for instance, seek to treat a Buffered Security as a debt instrument. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Buffered Securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

If a Buffered Security were treated as a debt instrument for U.S. federal income tax purposes, it would be subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations apply to the Buffered Securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount (“OID”) on the Buffered Securities every year at a “comparable yield” determined at the time of their issuance. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the Buffered Securities would generally be treated as ordinary income, and any loss realized would be treated as ordinary loss, to the extent of the U.S. Holder’s prior accruals of OID, and as capital loss thereafter.

Other alternative federal income tax treatments of the Buffered Securities are also possible, which if applied could also affect the timing and character of the income or loss with respect to the Buffered Securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered Securities, possibly with retroactive effect. Accordingly, prospective investors should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered Securities, including possible alternative treatments and issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the Buffered Securities and the payment of proceeds from a sale, exchange or other disposition of the Buffered Securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns may be filed with the IRS in connection with

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payments on the Buffered Securities and the payment of proceeds from a sale, exchange or other disposition of the Buffered Securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Buffered Security that is, for U.S. federal income tax purposes:

•      an individual who is classified as a nonresident alien;
•      a foreign corporation; or
•      a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•      a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;
•      certain former citizens or residents of the United States; or
•      a holder for whom income or gain in respect of the Buffered Securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered Securities.

Tax Treatment upon Sale, Exchange or Settlement of the Buffered Securities

In general. Assuming the treatment of the Buffered Securities as set forth above is respected, and subject to the discussion below concerning backup withholding, a Non-U.S. Holder of the Buffered Securities will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

Subject to the discussion below regarding FATCA, if all or any portion of a Buffered Security were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the Buffered Securities would not be subject to U.S. federal withholding tax, provided that:

•      the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;
•      the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;
•      the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code, and
•      the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a Buffered Security (or a financial institution holding the Buffered Securities on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN (or other appropriate form) on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Among the issues addressed in the notice is the degree, if any, to which any income with respect to these instruments should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the Buffered Securities, possibly on a retroactive basis. Non-U.S. Holders should note that we currently do not intend to withhold on any payment made with respect to the Buffered Securities to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above and to the discussion below regarding FATCA). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the Buffered Securities to Non-U.S. Holders, and we will not be required to pay any additional amounts with respect to amounts withheld. Accordingly, Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Buffered Securities, including the possible implications of the notice referred to above.

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U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, the Buffered Securities may be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the Buffered Securities.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment on the Buffered Securities at maturity as well as in connection with the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. Compliance with the certification procedures described above under “―Tax Treatment upon Sale, Exchange or Settlement of the Buffered Securities ― Certification Requirement” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income. If the Buffered Securities were recharacterized as debt instruments, this legislation would apply to any payment of amounts treated as interest and, for dispositions after December 31, 2016, to payments of gross proceeds of the disposition (including upon retirement) of the Buffered Securities. If withholding applies to the Buffered Securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the Buffered Securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Buffered Securities.

Trustee:	The Bank of New York Mellon
Calculation agent:
The calculation agent for the Buffered Securities will be MS & Co.  All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the payment at maturity shall be made by the calculation agent and shall be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per Buffered Security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of the Buffered Securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the Buffered Securities, including with respect to certain determinations and judgments that the calculation agent must make in determining, among other things, the payment that you will receive at maturity, if any, or whether a market disruption event has occurred.  See “Antidilution Adjustments,” “Market disruption event,” “Discontinuance of either of the underlying indices; alteration of method of calculation” and “Discontinuance of the EPI Shares and/or the share underlying index; alteration of method of calculation” below.  MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

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Index business day:
With respect to each underlying index, any day, as determined by the calculation agent, on which trading is generally conducted on each of the relevant exchange(s) for such underlying index, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

Trading day:
A day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, the NASDAQ Stock Market LLC (the “NASDAQ”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Index closing value:
With respect to either of the underlying indices, the index closing value for such underlying index on any index business day will be determined by the calculation agent and will equal the official closing value of such underlying index, or any Successor Index for such underlying index (as defined under “— Discontinuance of either of the underlying indices; alteration of method of calculation” below), published at the regular official weekday close of trading on that index business day by the index publisher for such underlying index. In certain circumstances, the index closing value will be based on the alternate calculation of the relevant underlying index described under “— Discontinuance of either of the underlying indices; alteration of method of calculation.”

Closing price:
Subject to the provisions set out under “Discontinuance of the EPI Shares and/or the share underlying index; alteration of method of calculation” below, the closing price for one share of the EPI Shares (or one unit of any other security for which a closing price must be determined) on any trading day means:

(i)   if the EPI Shares (or any such other security) are listed on a national securities exchange (other than the NASDAQ), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the EPI Shares (or any such other security) are listed,

(ii)   if the EPI Shares (or any such other security) are securities of the NASDAQ, the official closing price of the EPI Shares published by the NASDAQ on such day, or

(iii)  if the EPI Shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day for the EPI Shares.

If the EPI Shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by such exchange, or by the NASDAQ, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of the EPI Shares (or one unit of any such other security) on any trading day shall mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the NASDAQ or the OTC Bulletin Board on such day.  If a market disruption event (as defined below) occurs with respect to the EPI Shares (or any such other security) or the last reported sale price or the official closing price published by the NASDAQ, as applicable, for the EPI Shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day shall be the mean, as determined by the calculation agent, of the bid prices for the EPI Shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.  Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  If no bid prices are provided from any third party dealers, such closing price shall be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.  The term “OTC Bulletin Board Service” shall include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA.

Market disruption event:
Market disruption event means:

(A) with respect to either of the underlying indices:

(i)   the occurrence or existence of:

(a) a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of such underlying index (or the Successor Index) on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), or

(b) a breakdown or failure in the price and trade reporting systems of any relevant

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exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the value of such underlying index (or the Successor Index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange(s) are materially inaccurate, or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to the such underlying index (or the Successor Index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; or

(ii)  a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the Buffered Securities.

For the purpose of determining whether a market disruption event with respect to either of the underlying indices exists at any time, if trading in a security included in such underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of such underlying index shall be based on a comparison of (x) the portion of the value of such underlying index attributable to that security relative to (y) the overall value of such underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event with respect to either of the underlying indices exists at any time: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on such underlying index by the primary securities market trading in such contracts or funds by reason of (A) a price change exceeding limits set by such securities exchange or market, (B) an imbalance of orders relating to such contracts or funds or (C) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to such underlying index and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to such underlying index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

(B) with respect to the EPI Shares:

(i)   the occurrence or existence of:

(a) a suspension, absence or material limitation of trading of the EPI Shares on the respective primary market for the EPI Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the EPI Shares as a result of which the reported trading prices for the EPI Shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the EPI Shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, or

(b) a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the share underlying index for the EPI Shares on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the EPI Shares or the share underlying index for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii)  a determination by the calculation agent in its sole discretion that any event described in clauses (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the Buffered Securities.

For the purpose of determining whether a market disruption event with respect to the EPI Shares

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exists at any time, if trading in a security included in the share underlying index for the EPI Shares is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the share underlying index shall be based on a comparison of (x) the portion of the level of the share underlying index attributable to that security relative to (y) the overall level of the share underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred with respect to the EPI Shares: (1) a limitation on the hours or number of days of trading shall not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the EPI Shares or in the futures or options contracts related to the share underlying index for the EPI Shares shall not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the EPI Shares or the share underlying index by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts shall constitute a suspension, absence or material limitation of trading in futures or options contracts related to the EPI Shares or the share underlying index and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the EPI Shares or the share underlying index are traded shall not include any time when such securities market is itself closed for trading under ordinary circumstances. Regarding any permanent discontinuance of trading in the EPI Shares, see “Discontinuance of the EPI Shares and/or the share underlying index; alteration of method of calculation” below.

Relevant exchange:
Relevant exchange means:

(i) with respect to either of the underlying indices, the primary exchange(s) or market(s) of trading for (i) any security then included in such underlying index, or any Successor Index to such underlying index, and (ii) any futures or options contracts related to such underlying index or to any security then included in such underlying index; and

(ii) with respect to the EPI Shares, the respective primary exchange(s) or market(s) of trading for any security (or any combination thereof) then included in the share underlying index or any EPI Successor Index to the share underlying index.

Postponement of the valuation date:
The valuation date is subject to postponement due to non-index business days, non-trading days or certain market disruption events, as described in the following paragraph.

If the scheduled valuation date is not a trading day or an index business day, as applicable, with respect to any basket component or if a market disruption event occurs on the valuation date with respect to any basket component, the valuation date solely for such affected basket component shall be postponed and the basket component closing value with respect to such affected basket component shall be determined on the immediately succeeding trading day or index business day, as applicable, on which no market disruption event occurs with respect to such affected basket component.  The basket closing value shall be determined on the valuation date as so postponed; provided that the basket component closing value for any affected basket component shall not be determined on a date later than the fifth scheduled trading day or index business day, as applicable, after the scheduled valuation date.  If such date is not a trading day or an index business day, as applicable, or if there is a market disruption event with respect to the affected basket component on such date, (i) if the affected basket component is either of the underlying indices, the calculation agent shall determine the index closing value of such underlying index on such date in accordance with the formula for calculating such underlying index last in effect prior to the commencement of the market disruption event (or prior to the non-index business day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-index business day) on such date of each security most recently constituting such underlying index, and (ii) if the affected basket component is the underlying shares, the calculation agent shall determine the closing price for the underlying shares on such date as the mean of the bid prices for one share of the underlying shares for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.  Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  If no bid prices are provided from any third-party dealers, the closing price for the underlying shares on such date shall be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Postponement of the maturity date:
If, due to a market disruption event or otherwise, the valuation date for any basket component is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date shall be postponed to the second business day following that valuation date as postponed, by which date the basket component closing value of each basket component shall have been determined.

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Discontinuance of either of the underlying indices; alteration of method of calculation:
If the index publisher for either of the underlying indices discontinues publication of its respective underlying index and such index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued underlying index (such index being referred to herein as a “Successor Index”), then any subsequent index closing value for the discontinued underlying index will be determined by reference to the published value of such Successor Index at the regular weekday close of trading on any index business day that the index closing value is to be determined.

Upon any selection by the calculation agent of a Successor Index, the calculation agent will cause written notice thereof to be furnished to the Trustee, to us and to DTC, as holder of the Buffered Securities, within three trading days of such selection.  We expect that such notice will be made available to you, as a beneficial owner of the Buffered Securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the index publisher for either of the underlying indices discontinues publication of its respective underlying index prior to, and such discontinuance is continuing on, the valuation date and the calculation agent determines, in its sole discretion, that no Successor Index is available for such underlying index at such time, then the calculation agent will determine the index closing value for such date.  The index closing value for the discontinued underlying index will be computed by the calculation agent in accordance with the formula for calculating such underlying index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently constituting such underlying index without any rebalancing or substitution of such securities following such discontinuance.  Notwithstanding these alternative arrangements, discontinuance of the publication of the SX5E Index or the NKY Index may adversely affect the value of the Buffered Securities.

If at any time the method of calculating either of the underlying indices or a Successor Index, or the value thereof, is changed in a material respect, or if either of the underlying indices or a Successor Index is in any other way modified so that such index does not, in the sole opinion of the calculation agent, fairly represent the value of such underlying index or Successor Index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the index closing value is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of a stock index comparable to such underlying index or Successor Index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the basket component closing value for such underlying index with reference to such underlying index or Successor Index, as adjusted.  Accordingly, if the method of calculating either of the underlying indices or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the calculation agent will adjust such index in order to arrive at a value of such underlying index or Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Discontinuance of the EPI Shares and/or the share underlying index; alteration of method of calculation:
If trading in the EPI Shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued, or the exchange traded fund relating to the EPI Shares is liquidated or otherwise terminated (a “Discontinuance or Liquidation Event”), the closing price of the EPI Shares on any trading day following the Discontinuance or Liquidation Event shall be determined by the calculation agent and shall be deemed to equal the product of (i) the closing value of the share underlying index for the EPI Shares (or any EPI Successor Index, as described below) on such date (taking into account any material changes in the method of calculating the share underlying index following such Discontinuance or Liquidation Event) and (ii) a fraction, the numerator of which is the closing price of the EPI Shares and the denominator of which is the closing value of the share underlying index (or any EPI Successor Index, as described below), each determined as of the last day prior to the occurrence of the Discontinuance or Liquidation Event on which a closing price was available.

If, subsequent to a Discontinuance or Liquidation Event, the share underlying index publisher discontinues publication of the share underlying index and such share underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued share underlying index (such index being referred to herein as a “EPI Successor Index”), then any subsequent closing price for the EPI Shares on any trading day following a Discontinuance or Liquidation Event shall be determined by reference to the published value of such Successor Index at the regular weekday close of trading on such trading day.

If, subsequent to a Discontinuance or Liquidation Event, the share underlying index publisher

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discontinues publication of the share underlying index prior to, and such discontinuance is continuing on, the valuation date, and the calculation agent determines, in its sole discretion, that no EPI Successor Index is available at such time, then the calculation agent shall determine the closing price for the EPI Shares for such date. Such closing price shall be computed by the calculation agent in accordance with the formula for calculating the share underlying index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the share underlying index without any rebalancing or substitution of such securities following such discontinuance.

Alternate exchange calculation in case of an event of default:
If an event of default with respect to the Buffered Securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Buffered Securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Buffered Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Buffered Securities.  That cost will equal:

•      the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•      the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Buffered Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Buffered Securities, which we describe below, the holders of the Buffered Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking.  If either party obtains a quotation, it must notify the other party in writing of the quotation.  The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period.  With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the Buffered Securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the Buffered Securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

•      no quotation of the kind referred to above is obtained, or

•      every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above.  If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

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In any event, if the default quotation period and the subsequent two business day objection period have not ended before the valuation date, then the Acceleration Amount will equal the principal amount of the Buffered Securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•      A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•      P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Antidilution adjustments:
If the EPI Shares are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor for the EPI Shares shall be adjusted by the calculation agent to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one share of the EPI Shares.

No adjustment to the adjustment factor pursuant to the paragraph above shall be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect.  Any number so adjusted shall be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to any adjustment factor or method of calculating the adjustment factor and of any related determinations and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

Use of proceeds and hedging:
The proceeds we receive from the sale of the Buffered Securities will be used for general corporate purposes.  We will receive, in aggregate, $1,000 per Buffered Security issued, because, when we enter into hedging transactions in order to meet our obligations under the Buffered Securities, our hedging counterparty will reimburse the cost of the agent’s commissions.  The costs of the Buffered Securities borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Buffered Securities.

On or prior to the pricing date, we hedged our anticipated exposure in connection with the Buffered Securities by entering into hedging transactions with our subsidiaries and/or third party dealers.  We expect our hedging counterparties to have taken positions in the underlying shares and in futures and/or options contracts on the basket components or component stocks of the EURO STOXX 50® Index, the Nikkei 225 Index or the WisdomTree India Earnings Index listed on major securities markets.  Such purchase activity could have increased the initial basket component values of the basket components, and, therefore, could have increased the values at or above which the basket components must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered Securities.  In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the Buffered Securities, including on the valuation date, by purchasing and selling the underlying shares, the stocks constituting EURO STOXX 50® Index, the Nikkei 225 Index and the WisdomTree India Earnings Index, futures and/or options contracts on the basket components or component stocks of the EURO STOXX 50® Index, the Nikkei 225 Index or the WisdomTree India Earnings Index or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities.  We cannot give any assurance that our hedging activities will not affect the values of the basket components, and, therefore, adversely affect the value of the Buffered Securities or the payment you will receive at maturity, if any.

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Buffered Securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified

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persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Buffered Securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Buffered Securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Buffered Securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the Buffered Securities.

Because we may be considered a party in interest with respect to many Plans, the Buffered Securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Buffered Securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Buffered Securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such Buffered Securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Buffered Securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The Buffered Securities are contractual financial instruments. The financial exposure provided by the Buffered Securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Buffered Securities. The Buffered Securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Buffered Securities.

Each purchaser or holder of any Buffered Securities acknowledges and agrees that:

(i)
the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Buffered Securities, (B) the purchaser or holder’s investment in the Buffered Securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the Buffered Securities;

(ii)	we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the Buffered Securities and (B) all hedging transactions in connection with our obligations under the Buffered Securities;

(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests are adverse to the interests of the purchaser or holder; and

(v)	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or

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any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the Buffered Securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the Buffered Securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any Buffered Securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Buffered Securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley, Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the Buffered Securities by the account, plan or annuity.

Additional considerations:
Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Buffered Securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:
Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent, a fixed sales commission of $2.50 for each Buffered Security they sell.

MS & Co. is our wholly-owned subsidiary, and it and other subsidiaries of ours expect to make a profit by selling, structuring and, when applicable, hedging the Buffered Securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the Buffered Securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Buffered Securities.  Specifically, the agent may sell more Buffered Securities than it is obligated to purchase in connection with the offering, creating a naked short position in the Buffered Securities, for its own account.  The agent must close out any naked short position by purchasing the Buffered Securities in the open market.  A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the Buffered Securities in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the agent may bid for, and purchase, the Buffered Securities or the securities underlying the underlying indices or the share underlying index in the open market to stabilize the price of the Buffered Securities.  Any of these activities may raise or maintain the market price of the Buffered Securities above independent market levels or prevent or retard a decline in the market price of the Buffered Securities.  The agent is not required to engage in these activities, and may end any of these activities at any time.  An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of Buffered Securities.  See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.

Validity of the Buffered Securities:
In the opinion of Davis Polk & Wardwell LLP, as special counsel to Morgan Stanley, when the Buffered Securities offered by this pricing supplement have been executed and issued by Morgan Stanley, authenticated by the trustee pursuant to the Senior Debt Indenture and delivered against payment as contemplated herein, such Buffered Securities will be valid and binding obligations of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.  This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Debt Indenture and its authentication of the Buffered Securities and the validity, binding nature and enforceability of the Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 19, 2014, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 19, 2014.

Contact:
Morgan Stanley clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

Where you can find more information:
Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by the prospectus supplement and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates.  You should read the prospectus in that registration statement, the prospectus supplement, the index supplement and any other documents

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relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley will arrange to send you the prospectus supplement, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov.as follows:

Prospectus Supplement dated November 19, 2014
Index Supplement dated November 19, 2014
Prospectus dated November 19, 2014

Terms used but not defined in this document are defined in the prospectus supplement, in the index supplement or in the prospectus. As used in this document, the “Company,” “we,” “us” and “our” refer to Morgan Stanley.

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